Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-222237) of Dynagas LNG Partners LP and in the related Prospectus of our report dated April 16, 2020, with respect to the consolidated financial statements of Dynagas LNG Partners LP included in this Annual Report (Form 20-F) of Dynagas LNG Partners LP for the year ended December 31, 2019.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
April 16, 2020